Exhibit 99.1

GM FINANCIAL REPORTS THIRD QUARTER 2023
OPERATING RESULTS

•Third quarter net income of $558 million
•Third quarter retail loan and operating lease originations of $13.8 billion
•Earning assets of $115.0 billion at September 30, 2023
•Available liquidity of $29.7 billion at September 30, 2023

FORT WORTH, TEXAS October 24, 2023 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $558 million for the quarter ended September 30, 2023, compared to $571 million for the quarter ended June 30, 2023, and $688 million for the quarter ended September 30, 2022. Net income for the nine months ended September 30, 2023 was $1.7 billion, compared to $2.5 billion for the nine months ended September 30, 2022.

Retail loan originations were $9.5 billion for the quarter ended September 30, 2023, compared to $9.1 billion for the quarter ended June 30, 2023, and $9.4 billion for the quarter ended September 30, 2022. Retail loan originations for the nine months ended September 30, 2023 were $27.7 billion, compared to $26.4 billion for the nine months ended September 30, 2022. The outstanding balance of retail finance receivables, net of fees was $71.7 billion at September 30, 2023, compared to $69.7 billion at June 30, 2023 and $63.5 billion at September 30, 2022.

Operating lease originations were $4.3 billion for the quarter ended September 30, 2023, compared to $4.6 billion for the quarter ended June 30, 2023, and $3.5 billion for the quarter ended September 30, 2022. Operating lease originations for the nine months ended September 30, 2023 were $12.8 billion, compared to $10.9 billion for the nine months ended September 30, 2022. Leased vehicles, net was $31.1 billion at September 30, 2023, compared to $31.6 billion at June 30, 2023 and $33.8 billion at September 30, 2022.

The outstanding balance of commercial finance receivables, net of fees was $12.2 billion at September 30, 2023, compared to $11.5 billion at June 30, 2023 and $9.5 billion at September 30, 2022.

Retail finance receivables 31-60 days delinquent were 2.0% of the portfolio at September 30, 2023 and 1.9% at September 30, 2022. Accounts more than 60 days delinquent were 0.7% of the portfolio at September 30, 2023 and 0.6% at September 30, 2022.

Annualized net charge-offs were 1.0% of average retail finance receivables for the quarter ended September 30, 2023 and 0.7% for the quarter ended September 30, 2022. For the nine months ended September 30, 2023, annualized net charge-offs were 0.9%, compared to 0.7% for the nine months ended September 30, 2022.

The Company had total available liquidity of $29.7 billion at September 30, 2023, consisting of $4.1 billion of cash and cash equivalents, $22.1 billion of borrowing capacity on unpledged eligible assets, $0.6 billion of borrowing capacity on committed unsecured lines of credit, $1.0 billion of borrowing capacity on the Junior Subordinated Revolving Credit Facility from GM, and $2.0 billion of borrowing capacity on the GM Revolving 364-Day Credit Facility.

Earnings resulting from the Company's equity investment in joint ventures that conduct automotive finance operations in China were $33 million for the quarter ended September 30, 2023, compared to $37 million for the quarter ended June 30, 2023 and $44 million for the quarter ended September 30, 2022. Earnings for the nine months ended September 30, 2023 were $111 million, compared to $148 million for the nine months ended September 30, 2022.

About GM Financial

General Motors Financial Company, Inc. is the wholly owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. Additional materials addressing the Company’s results of operations for the quarter ended September 30, 2023 can be accessed via the Investor Relations section of the Company’s website at https://investor.gmfinancial.com.

General Motors Financial Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Finance charge income	$1,621	$1,158	$4,480	$3,230
Leased vehicle income	1,820	1,912	5,458	5,967
Other income	200	118	543	292
Total revenue	3,641	3,187	10,481	9,489
Costs and expenses
Operating expenses	461	436	1,359	1,202
Leased vehicle expenses	998	939	3,048	2,650
Provision for loan losses	235	180	533	500
Interest expense	1,240	764	3,374	1,984
Total costs and expenses	2,933	2,320	8,314	6,336
Equity income	33	44	111	148
Income before income taxes	741	911	2,278	3,301
Income tax provision	184	223	565	822
Net income (loss)	558	688	1,713	2,479
Less: cumulative dividends on preferred stock	30	30	89	89
Net income (loss) attributable to common shareholder	$528	$659	$1,624	$2,390

Amounts may not add due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$4,112	$4,005
Finance receivables, net of allowance for loan losses $2,258 and $2,096	81,650	74,514
Leased vehicles, net	31,061	32,701
Goodwill and intangible assets	1,182	1,171
Equity in net assets of nonconsolidated affiliates	1,691	1,665
Related party receivables	869	495
Other assets	9,423	7,995
Total assets	$129,986	$122,545
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Secured debt	$45,271	$42,131
Unsecured debt	57,244	54,723
Deferred income	2,308	2,248
Related party payables	477	115
Other liabilities	9,274	8,318
Total liabilities	114,574	107,535
Total shareholders' equity	15,412	15,010
Total liabilities and shareholders' equity	$129,986	$122,545

Amounts may not add due to rounding.

Operational and Financial Data
(Unaudited, Dollars in millions)
Amounts may not add due to rounding

	Three Months Ended September 30,		Nine Months Ended September 30,
Originations	2023	2022	2023	2022
Retail finance receivables originations	$9,499	$9,396	$27,705	$26,431
Lease originations	$4,323	$3,503	$12,834	$10,915

	Three Months Ended September 30,		Nine Months Ended September 30,
Average Earning Assets	2023	2022	2023	2022
Average retail finance receivables	$70,881	$62,549	$68,740	$60,614
Average commercial finance receivables	11,760	8,200	11,179	7,655
Average finance receivables	82,641	70,749	79,919	68,269
Average leased vehicles, net	31,326	34,581	31,771	35,943
Average earning assets	$113,967	$105,330	$111,690	$104,212

Ending Earning Assets	September 30, 2023	December 31, 2022
Retail finance receivables, net of fees	$71,704	$65,322
Commercial finance receivables, net of fees	12,204	11,288
Leased vehicles, net	31,061	32,701
Ending earning assets	$114,969	$109,311

Finance Receivables	September 30, 2023	December 31, 2022
Retail
Retail finance receivables, net of fees	$71,704	$65,322
Less: allowance for loan losses	(2,224)	(2,062)
Total retail finance receivables, net	69,480	63,260
Commercial
Commercial finance receivables, net of fees	12,204	11,288
Less: allowance for loan losses	(34)	(34)
Total commercial finance receivables, net	12,170	11,254
Total finance receivables, net	$81,650	$74,514

Allowance for Loan Losses	September 30, 2023	December 31, 2022
Allowance for loan losses as a percentage of retail finance receivables, net of fees	3.1%	3.2%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.3%	0.3%

Delinquencies	September 30, 2023	September 30, 2022
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	2.0%	1.9%
Greater than 60 days	0.7	0.6
Total	2.7%	2.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
Charge-offs and Recoveries	2023	2022	2023	2022
Charge-offs	$366	$289	$1,012	$811
Less: recoveries	(196)	(171)	(573)	(510)
Net charge-offs	$171	$118	$439	$301
Net charge-offs as an annualized percentage of average retail finance receivables	1.0%	0.7%	0.9%	0.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Expenses	2023	2022	2023	2022
Operating expenses as an annualized percentage of average earning assets	1.6%	1.6%	1.6%	1.5%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com